UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2021

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on the Company’s Form 8-K filed with the SEC on August 10, 2020, on August 7, 2020 the Company closed a private placement offering (the “August 2020 Private Placement”) of 12.5% original issue discount senior subordinated secured convertible debentures and common stock purchase warrants (the “August 2020 Warrants”) to several accredited investors. Between February 26, 2021 and March 3, 2021, the Company entered into an Exercise Price Reset Agreement (the “Reset Agreement”) with certain of the accredited investors from the August 2020 Private Placement (the “Participating Investors”) pursuant to which, among other things, the Company agreed to reset the exercise price of their August 2020 Warrants from $6.75 per share of the Company’s common stock, par value $0.000001 (“Common Stock”), to $3.00 per share of Common Stock (the “Reset Exercise Price”). Pursuant to the terms of the August 2020 Warrants, the exercise price of all outstanding August 2020 Warrants was reset to the Reset Exercise Price on February 26, 2021.

In consideration of the Company resetting the exercise price of the August 2020 Warrants to the Reset Exercise Price, the Participating Investors agreed to exercise their August 2020 Warrants for all of the outstanding shares of Common Stock underlying their August 2020 Warrants. In addition, the Company issued to each Participating Investor new Common Stock purchase warrants (the “Warrants”) equal to the number of August 2020 Warrants exercised by such Participating Investor for Common Stock, in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended. The Warrants are exercisable for three years from their date of issuance at an exercise price equal to the Reset Exercise Price. The Reset Agreement and Warrants each contain a lock-up provision prohibiting the Participating Investors from, among other things, disposing of the shares of Common Stock issued for the exercise of the August 2020 Warrants or the shares of Common Stock that may be issued upon the exercise of the Warrants, prior to May 31, 2021.

In connection with the transactions described above, the Participating Investors exercised August 2020 Warrants for an aggregate of 394,068 shares of Common Stock and the Company issued 394,068 Warrants to the Participating Investors. The shares of Common Stock issued for the exercise of the August 2020 Warrants were previously registered on the Company’s Form S-1 Registration Statement, which was declared effective by the Securities and Exchange Commission on September 9, 2020. The Company received approximately $1.2 million in gross proceeds from the exercise of the August 2020 Warrants, before deducting placement agent fees and expenses. Additional accredited investors who participated in the August 2020 Private Placement may enter into the Reset Agreement with the Company from time to time after the date hereof. The Company entered into the Reset Agreement with the Participating Investors in order to access additional capital to help fund its operations and working capital requirements, including to help fund unexpected administrative expenses in connection with a consent solicitation initiated by certain of the Company’s shareholders.

The foregoing descriptions of the terms of the Reset Agreement and the Warrants, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Exercise Price Reset Agreement and form of Warrant, copies of which are filed hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Exercise Price Reset Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2021	TARONIS FUELS, INC.

	By:	/s/ Scott Mahoney
	Name:	Scott Mahoney
	Title:	Chief Executive Officer